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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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/ /	Soliciting Material Pursuant to §240.14a-12
Community Bancorp Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COMMUNITY BANCORP INC.
130 West Fallbrook Street
Fallbrook, California 92028

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 30, 2001
6:00 P.M.

TO THE SHAREHOLDERS OF COMMUNITY BANCORP INC.:

    THIS IS TO NOTIFY YOU that pursuant to its Bylaws and the call of its Board of Directors, Community Bancorp Inc. (the "Company") will hold its 2001 Annual Meeting of Shareholders (the "Meeting") at The Grand Tradition, 1602 South Mission Road, Fallbrook, California on Wednesday, May 30, 2001 at 6:00 p.m. local time for the purpose of considering and voting on the following matters:

1.
Election of Directors. To elect ten (10) persons to the Board of Directors of the Company to serve until the 2002 Annual Meeting of Shareholders. The Company has nominated the following persons for election:

Mark N. Baker	Gary W. Deems
G. Bruce Dunn	C. Granger Haugh
Robert H.S. Kirkpatrick	E. Steve LeFevre
Philip D. Oberhansley	Corey A. Seale
Thomas E. Swanson	Gary M. Youmans
2.
Other Business. To transact such other business as may properly come before the Meeting and any adjournment or adjournments thereof.

    You may vote at the Meeting if you were a shareholder of record at the close of business on April 2, 2001.

    In connection with nominations for directors, the Company's Certificate of Incorporation provides:

    "Nominations for election to the Board of Directors of the corporation may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Nominations, other than those made by the Board of Directors, shall be made in writing and shall be delivered or mailed to the president of the corporation, not less than 45 days nor more than 90 days prior to any meeting of stockholders called for the election of directors, provided, however, that if less than 45 days' notice of the meeting is given to stockholders, such nomination shall be mailed or delivered to the president of the corporation not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information: (i) the name and address of each proposed nominee; (ii) the principal occupation of each proposed nominee; (iii) the consent, in writing, of each nominee to serve, if elected; (iv) any other information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; (v) the name and residence of the notifying stockholder, and (vi) the number of shares of capital stock of the corporation owned by the notifying stockholder. Nominations not made in accordance herewith shall be disregarded by the chairperson of the meeting, and upon his/her instructions, the inspectors of election shall disregard all votes cast for each such nominee."

    IT IS VERY IMPORTANT THAT YOU VOTE. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY. IF YOU DO NOT ATTEND THE MEETING, YOU MAY REVOKE THE PROXY PRIOR TO THE TIME IT IS VOTED BY NOTIFYING THE CORPORATE SECRETARY IN WRITING TO THAT EFFECT OR BY FILING A LATER DATED PROXY.

    IN ORDER TO FACILITATE THE PROVISION OF ADEQUATE ACCOMMODATIONS, PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING.

                      By order of the Board of Directors

                      L. Bruce Mills, Jr.

                      Secretary

Dated: April 20, 2001

COMMUNITY BANCORP INC.
PROXY STATEMENT

THE MEETING

Information Concerning the Solicitation

    You are receiving this Proxy Statement from Community Bancorp Inc. in connection with the solicitation of proxies by its Board of Directors for use at the Annual Meeting of Shareholders to be held at The Grand Tradition, 1602 South Mission Road, Fallbrook, California on May 30, 2001 at 6:00 p.m. local time (the "Meeting").

    You may vote at the Meeting if you were a shareholder of record on April 2, 2001. There were 2,670,406 shares of the Company's Common Stock, par value $0.625, outstanding and entitled to be voted on such date.

    You are entitled to one vote for each share you held, except that for the election of directors you have cumulative voting rights and you may vote as many votes as equals the number of shares you held multiplied by the number of directors to be elected. You may cast all your votes for a single candidate or distribute such votes among any or all of the candidates as you choose. The proxy holders are given, under the terms of the proxy, discretionary authority to cumulate votes on shares for which they hold a proxy.

    You have the power to revoke your proxy prior to its exercise. You may revoke your proxy

  •
  prior to the Meeting by delivering to the Secretary of the Company either a written instrument revoking the proxy or a duly executed proxy bearing a later date, or

  •
  by attending and voting at the Meeting.

    The Inspectors of Election for the Meeting will count votes cast by proxy or in person at the Meeting. The Inspectors will treat abstentions and "broker non-votes" (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power under applicable rules of the stock exchange or other self regulatory organization of which the broker or nominee is a member) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions and "broker non-votes" will not be counted as shares voted for purposes of determining the outcome of any matter as may properly come before the Meeting.

    Unless otherwise instructed, the Inspectors of Election will vote each valid proxy, which is not revoked,

  •
  "FOR" the Company's nominees for the Board of Directors

and, in the proxy holders' judgment, on such other matters, if any, which may properly come before the Meeting.

    The Company will bear the entire cost of preparing, assembling, printing and mailing proxy materials furnished by the Board of Directors to shareholders. The Company will furnish copies of proxy materials to brokerage houses, fiduciaries and custodians to be forwarded to the beneficial owners of the Common Stock. In addition to the solicitation of proxies by use of the mail, some of the officers, directors and regular employees of the Company may (without additional compensation) solicit proxies by telephone or personal interview, the costs of which will be borne by the Company.

Security Ownership of Certain Beneficial Owners and Management

    As of February 28, 2001, the Company knew of no person who owned more than five percent (5%) of the outstanding shares of its Common Stock except (i) as set forth in "Security Ownership of Management" or (ii) as described below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Financial Institutions Partners, L.P.(1) Hovde Capital, Inc., General Partner 1826 Jefferson Place Washington, DC 20036	195,919	7.3%
Trust for the Fallbrook National Bank Employee Stock Ownership Plan(2) 130 West Fallbrook Street Fallbrook, California 92028	220,438	8.2%

(1)
Based upon information provided by Financial Institutions Partners, L.P.

(2)
The Trust holds the shares of Company Common Stock for the ultimate benefit of Community National Bank employees who participate in the Bank's Employee Stock Ownership Plan. At December 31, 2000, 23,605 shares were vested. The Trust receives instruction on the voting and acquisition/disposition of the shares from an administrative committee composed of three officers/employees of the Bank. Granger Haugh, Chairman of the Board, and Thomas E. Swanson, President, serve as the trustees for the Trust.

SECURITY OWNERSHIP OF MANAGEMENT

    The Company has only one class of shares outstanding, Common Stock.

    The next table provides information as of February 28, 2001, concerning the equity ownership of the Company's directors/nominees, the Company's and Community National Bank's (the "Bank") executive officers, and its directors and executive officers as a group:

Name and Address of Beneficial Owner(1)	Relationship with Company/Bank	Amount and Nature of Beneficial Ownership(2)	Percent of Class(3)
Mark N. Baker	Director	6,100(4)	*
Gary W. Deems	Director	26,650(5)	1.0%
Barbara C. Ernst	Sr. Vice-President/Marketing Director	4,899(6)	*
Granger Haugh	Chairman of the Board	146,540(7)	5.3%
Robert H.S. Kirkpatrick	Director	9,034(8)	*
E. Steve LeFevre	Director	65,235(9)	2.4%
L. Bruce Mills, Jr.	Sr. Vice-President/Chief Financial Officer	12,984(10)	*
Donald W. Murray	Executive Vice President/Chief Credit Officer	34,419(11)	1.3%
Philip D. Oberhansley	Director	3,648(12)	*
F. Michael Patterson	Sr. Vice President/Chief Administrative Officer	2,500(13)	*
Corey A. Seale	Vice Chairman of the Board	32,111(14)	1.2%
Thomas E. Swanson	President, Chief Executive Officer and Director	203,446(15)	7.2%
Gary M. Youmans	Executive Vice-President	94,054(16)	3.4%
All directors and executive officers of the Bank as a group (14 persons)		641,620(17)	21.8%

*
Less than 1%.

(1)
The address for all persons listed is c/o Community Bancorp Inc., 130 West Fallbrook Street, Fallbrook, California, 92028.

(2)
Unless otherwise indicated in these notes and subject to applicable community property laws and shared voting and investment power with a spouse, each director and executive officer listed above possesses sole voting power and sole investment power for the shares of the Company's Common Stock listed.

(3)
Includes shares of Common Stock subject to stock options exercisable within 60 days.

(4)
Includes 5,050 shares held in a retirement trust for his benefit and 1,050 shares of Common Stock subject to stock options exercisable within 60 days.

(5)
Includes 1,050 shares of Common Stock subject to stock options exercisable within 60 days.

(6)
Includes 483 shares held in a retirement trust for her benefit, 525 shares held in a separate retirement trust for her benefit, and 3,891 shares of Common Stock subject to stock options exercisable within 60 days.

(7)
Includes 71,329 shares held indirectly through a profit sharing trust and 70,768 shares of Common Stock subject to stock options exercisable within 60 days. Does not include shares held in the Trust for the Fallbrook National Bank Employee Stock Ownership Plan of which Mr. Haugh is one of the trustees.

(8)
Includes 6,720 shares indirectly in a retirement trust for his benefit and 2,314 shares of Common Stock subject to stock options exercisable within 60 days.

(9)
Includes 34,518 shares held in a retirement trust for his benefit, 11,626 shares held in a retirement trust for the benefit of his spouse and 18,591 shares of Common Stock subject to stock options exercisable within 60 days.

(10)
Includes 6,778 shares held indirectly in a retirement trust for his benefit, and 6,206 shares of Common Stock options exercisable within 60 days.

(11)
Includes 809 shares held indirectly in a retirement trust for his benefit, 8,979 in a separate retirement trust for his benefit and 23,845 shares of Common Stock subject to stock options exercisable within 60 days.

(12)
Includes 3,417 shares of Common Stock subject to stock options exercisable within 60 days.

(13)
Includes 2,500 shares held in a family trust.

(14)
Includes 3,124 shares held in a family trust and 27,830 shares of Common Stock subject to stock options exercisable within 60 days.

(15)
Includes 45,310 shares held in a family trust, 15,733 shares held indirectly through a retirement trust for his benefit, 1,735 held in a separate retirement trust for his benefit and 140,668 shares of Common Stock subject to stock options exercisable within 60 days. Does not include shares held in the Trust for the Fallbrook National Bank Employee Stock Ownership Plan of which Mr. Swanson is one of the trustees.

(16)
Includes 6,800 shares held indirectly in a retirement trust for his benefit, 4,923 shares held indirectly in a separate retirement trust for his benefit, 551 shares held indirectly in a retirement trust for the benefit of his spouse and 70,688 shares of Common Stock subject to stock options exercisable within 60 days.

(17)
Includes 370,318 shares of Common Stock subject to stock options exercisable within 60 days. Does not include shares held in the Trust for the Bank's Employee Stock Ownership Plan of which Mr. Haugh and Mr. Swanson are the trustees.

ELECTION OF DIRECTORS OF THE COMPANY

Nominations

    The Company's Certificate of Incorporation provide that the number of directors may be no less than three (3) and no more than twenty-five (25), with the exact number to be fixed by resolution of the Board. The Board has fixed the number at ten (10). Management has nominated the ten (10) persons set forth in the next table to serve as the Company's directors.

    Each director will hold office until the Company's next Annual Meeting of Shareholders and until his successor is elected and qualified.

    The proxy holders will vote all proxies for the election of the ten (10) nominees listed below unless authority to vote for the election of any directors is withheld. The nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Abstentions and votes cast against nominees have no effect on the election of directors. If any of the nominees should unexpectedly decline or be unable to act as a director, their proxies may be voted for a substitute nominee to be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will become unavailable and has no present intention to nominate persons in addition to or in lieu of those named below.

    The next table provides certain information as of February 28, 2001, with respect to those persons nominated by the Board of Directors for election as directors. The Company knows of no arrangements, including any pledge by any person of securities of the Company, the operation of which may, at a subsequent date, result in a change in control of the Company. There are no arrangements or understandings by which any of the directors of the Company were selected. There is no family relationship between any of the directors or executive officers.

Name	Age	Position/Background
Mark N. Baker	54	Director of the Company since 2000. Executive Vice President of San Diego Wood Preserving Company since 1980. Manager of Baker Enterprises, LLC since 1971.
Gary W. Deems	54	Director of the Company since 2000. Executive Vice President and Chief Administrative Officer of FP Bancorp, Escondido, CA (1993—1998). Retired (1998 — present).
G. Bruce Dunn	54	Director of the Company since 2001. President of Mission Pools, Escondido, CA.
Granger Haugh	65	Chairman of the Board and Director of the Company since 1999. Chairman of the Board of the Bank since 1997 and a Director of the Bank since 1988. President, International Enzymes, Inc.
Robert H. S. Kirkpatrick	51	Director of the Company since 1999. Director of the Bank since 1997. President and Chief Financial Officer, Rancon Real Estate (1989-1998). Executive Vice President, First Team Real Estate Inc. (1999—2000). Executive Vice President and Chief Operating Officer, CataList Home's Inc. (2001 — present).

E. Steve LeFevre	67	Director of the Company since 1999. Director of the Bank since 1985. President, Mission Motors.
Philip D. Oberhansley	42	Director of the Company since 1999. Director of the Bank since 1997. Partner, Cannon, Parks & Oberhansley (law firm).
Corey A. Seale	43	Vice Chairman of the Board and Director of the Company since 1999. Vice Chairman of the Board since 1998 and a Director of the Bank since 1996. Chief Executive Officer of Fallbrook Hospital.
Thomas E. Swanson	56	President, Chief Executive Officer and Director of the Company since 1999. President and Chief Executive Officer of the Bank since 1996 and a Director of the Bank since 1996. Prior to becoming President, Mr. Swanson was employed by the Bank as senior credit officer from 1992. Prior to that he had been a banker with another San Diego based community bank.
Gary M. Youmans	49	Director of the Company since 1999. Executive Vice President of the Bank since 1996. Director of the Bank since 1996. Mr. Youmans has been employed by the Bank since 1991.

    None of the Company's directors is a director of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

    The following is a brief account of the business experience for a minimum of five years of each non-director executive officer of the Company or the Bank in addition to their current positions.

Name	Position/Background
Barbara C. Ernst	Age: 55. Senior Vice President, Marketing Director of the Bank since November 1998. Prior to that, she was the owner of Ernst Marketing, a marketing consulting firm from 1993 to 1998.
L. Bruce Mills, Jr.
Age: 44. Senior Vice President, Chief Financial Officer and Corporate Secretary of the Company since 1999. Senior Vice President, Chief Financial Officer and Corporate Secretary of the Bank since June 1998. Prior to that, he was Executive Vice President and Chief Financial Officer for Life Financial Corporation (1997-1998) and Life Bank (1987-1998), a publicly traded thrift institution.
Donald W. Murray
Age: 43. Executive Vice President and Chief Credit Officer of the Bank since 2001, Senior Vice President and Senior Credit Officer from 1996 to 2000 and Vice President of the Bank from 1994. Prior to that, he was employed in various positions by Desert Community Bank.
F. Michael Patterson
Age: 44. Senior Vice President and Chief Administrative Officer of the Bank since August 2000. Prior to that, he was a relationship manager/consultant with the Cohen Brown Management Group (consulting firm), specializing in development and implementation of Bank Sales and Sales Management programs. Prior to that he was Vice President, Regional Manager of Home Savings.

Committees of the Board of Directors

    During 2000, the Company's Board of Directors held twelve (12) meetings.

    The Board of Directors has not established a nominating committee. The functions of the nominating committee are performed by the full Board of Directors.

    The Company had the following committees during 2000:

Name:	Audit Committee
Members:	Messrs. Baker, Kirkpatrick, LeFevre and Seale — each of the foregoing members is "independent" as defined in the Nasdaq listings standards.
# of Meetings:	3
Function:	Oversees the Company's independent public accountants, analyzes the results of internal and regulatory examinations and monitors the financial and accounting organization and reporting.
Additional Information:	Copy of the Audit committee's Charter and its Report for the year ended December 31, 2000 are attached as Exhibits A and B, respectively, to this Proxy Statement.

    During 2000 all directors attended at least seventy-five percent (75%) of the aggregate of the total number of meetings of the Company's Board of Directors and the number of meetings of the Company's committees on which they served.

Compensation of Directors

    Directors of the Company receive no compensation from the Company. Directors of the Bank receive fees of $800 for each Board of Directors meeting they attend, up to a maximum of fifteen (15) meetings during any one calendar year; provided that the directors are paid for one meeting missed for any reason and for meetings missed due to illness. Committee members additionally receive $200 per meeting attended except for Loan Committee members who receive $300 for Loan Committee meetings attended. The Chairman of the Board receives $1,000 for each meeting attended again up to fifteen (15) meetings per calendar year with one excused but paid for absence and excused but paid for meeting in the case of illness. Neither Mr. Swanson nor Mr. Youmans, employees of the Bank, receives any fees for attending Board of Director or Committee meetings. The total amount of fees paid to directors for attendance at Board and Committee meetings during 2000 was $134,190 of which $38,707 was deferred.

    On September 24, 1996, the Board of Directors adopted the Directors Indexed Fee Continuation Program which replaced all prior directors' benefit plans. As of December 31, 1996, Messrs. LeFevre, Crow, Tucker and Hiscock had completed the process in order to participate in the Plan. This plan provides for directors to receive a benefit upon retirement which is determined based on two factors.

    Fee Deferral: Directors may elect to defer up to $100,000 of cumulative directors fees. Such deferred fees are credited with a rate of interest equal to the average yield earned on the Bank's loan portfolio, minus 2%. Upon retirement, these fees are paid out as either a lump sum, or over a specified number of years. Pursuant to the terms of this Plan, Directors LeFevre, Hiscock and Tucker agreed to terminate existing Deferred Compensation Plan agreements with the Bank.

    Indexed Retirement Benefit: Directors are also entitled to receive a benefit equal to the after tax earnings of specific life insurance policies owned by the Bank, less a cost of funds expense equal to the after tax cost of the Bank's One Year Investment Instrument. The differential between these two instruments is held as an accrued liability balance and is payable to the director upon retirement provided the director retires with ten years of service. The Plan provides for a minimum retirement benefit of $8,000 per year, for three years. Thereafter, the benefit may fluctuate based on the relationship between the policy earnings and the cost of funds index. The benefit is payable for life. The Plan also provides participants with a death benefit which decreases each year. In April 1998, the Bank amended the plan for Messrs. Hiscock, and Crow to provide for a lifetime annual benefit of $8,000 per year.

    The accrued liability for each of these directors for all plans, which includes fee deferrals for prior years, as of December 31, 2000 was: LeFevre-$103,342, Hiscock-$92,771, Tucker-$94,375 and Crow-$11,158. The cost incurred for 2000 excluding the deferred income was $11,624, which was offset by $36,509 in income earned on the insurance policies.

Director Stock Option Awards

    On February 16, 2000, Directors Haugh, Kirkpatrick, LeFevre, Oberhansley, Seale, Swanson and Youmans each received a stock option grant under the Company's 1993 Stock Option Plan to purchase 1,050 shares of Common Stock. The options were granted at an exercise price of $4.88 per share and are exercisable for ten years.

    On June 21, 2000, Director Baker was elected to the Board of Directors and received stock option grants under the Company's 1993 Stock Option plan to purchase 11,550 shares of Common Stock. The options were granted at an exercise price of $5.95 per share and are exercisable for ten years.

    On July 19, 2000, Director Deems was elected to the Board of Directors and received stock option grants under the Company's 1993 Stock Option plan to purchase 11,550 shares of Common Stock. The options were granted at an exercise price of $6.19 per share and are exercisable for ten years.

Executive Compensation

    The Company paid no compensation to its officers in 2000. Set forth below is the summary compensation accrued during 2000 to the five highest paid officers of the Bank who received total annual salary and bonus of more than $100,000 during 2000.

Summary Compensation Table

	Annual Compensation				Long Term Compensation
					Awards		Payouts
(a) Name and Principal Position	(b) Year	(c) Salary($)(1)	(d) Bonus($)(2)	(e) Other Annual Compensation($)(3)	(f) Restricted Stock Award(s)($)	(g) Securities Underlying Options/ SARs*(#)(4)	(h) LTIP** Payouts($)	(i) All Other Compensation($)(5)
Thomas E. Swanson President and Chief Executive Officer	2000 1999 1998	164,000 164,000 159,000	102,639 16,740 33,670	7,476 38,226 —	— — 33,670(6)	1,050 17,103 87,209	— — —	3,315 3,060 2,648
Barbara C. Ernst Sr. Vice President Director of Marketing	2000 1999 1998	90,996 81,000 7,038	28,543 17,550 —	— — —	— — —	7,875 — 5,788	— — —	2,275 — —
L. Bruce Mills, Jr. Sr. Vice President Chief Financial Officer/Corporate Secretary	2000 1999 1998	124,446 120,996 71,382	35,225 25,013 15,488	— — —	— — —	7,875 — 11,576	— — —	311 — —
Donald W. Murray Executive Vice President Chief Credit Officer	2000 1999 1998	120,996 111,000 101,000	38,962 24,570 13,467	— — —	— — 13,467(6)	7,875 17,425 —	— — —	3,617 3,311 2,516
Gary M. Youmans Executive Vice President	2000 1999 1998	114,000 109,000 109,000	68,304 49,829 60,125	— — 18,653	— — —	1,050 1,103 40,288	— — —	3,420 3,270 3,513

(1)
Amounts shown include cash and non-cash compensation earned and received, including monthly auto allowances.

(2)
Amount shown as bonus payments were earned in the year indicated but not paid until the first quarter of the next fiscal year.

(3)
No executive officer received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of each such officer's total annual salary and bonus. Amounts shown reflect the difference between the exercise price and the market value of options exercised during the year indicated.

(4)
The Company (and prior to its existence—the Bank) has granted stock options to directors and to key, full-time salaried officers and employees of the Bank pursuant to two stock option plans (the "Plans" and the "1985 Plan" and "1993 Plan", respectively). The 1985 Plan has expired but options granted under such Plan remain outstanding and effective until their exercise or expiration. Options granted under the Plans are either incentive options or non-qualified options. Upon the formation of the Company, it adopted all options granted under the Plans and adopted the 1993 Plan. Options granted under the Plans become exercisable in accordance with a vesting schedule established at the time of grant. Vesting may not extend beyond ten years from the date of grant. Options become fully exercisable upon the sale, merger or consolidation of the Company in which the Company is not a survivor notwithstanding the vesting provisions under the Plans. Options granted under the Plans are adjusted to protect against dilution in the event of certain changes in the Company's capitalization, including stock splits and stock dividends. All options granted have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Options shown in table have been adjusted for the Company's 5% stock dividends on November 30, 2000, November 30, 1999 and December 12, 1998.

(5)
Amounts shown reflect the amount of matching contributions made by the Bank pursuant to its 401(k) Plan.

(6)
Means that the $33,670 (Swanson) and the $13,467 (Murray) were vested options earned, and resulted in the issuance of 16,000 options (Swanson) and 6,400 options (Murray) in February 1999.

Option Grants in 2000

    Options granted during 2000 under the 1993 Plan to any of the officers set forth in the preceding table are as follows:

Individual Grants in 2000

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in 2000	Exercise or Base Price($/Sh)	Expiration Date
Swanson	1,050	1.06%	4.88	2/16/2010
Ernst	7,875	7.93%	4.88	2/16/2010
Mills	7,875	7.93%	4.88	2/16/2010
Murray	7,875	7.93%	4.88	2/16/2010
Youmans	1,050	1.06%	4.88	2/16/2010

Option/SAR Exercises and Year-End Value Table

    The following table sets forth certain information as of December 31, 2000 concerning unexercised options under the 1993 Plan for the officers set forth in the compensation table:

Aggregated Option/SAR Exercises in Last Fiscal Year, and Fiscal year End Option/SARValue

			(d) Number of Securities Underlying Unexercised Options/SARs at FY-End(#)	(e) Value of Unexercised In-the-Money Options/SARs at FY-End($)
	(b)	(c)
(a)	Shares Acquired on Exercise(#)	Value Realized($)(1)
Name			Exercisable/Unexercisable	Exercisable/Unexercisable
Swanson	5,094	$7,476	134,880/ 5,788	$93,900/$16,437
Ernst	—	$—	2,316/11,347	$ 1,830/$22,384
Mills	—	$—	4,631/14,820	$ 2,147/$22,860
Murray	—	$—	17,750/19,010	$30,418/$32,261
Youmans	—	$—	66,058/ 4,630	$77,031/$13,148

(1)
The aggregate value has been determined based upon the average of the bid and asked prices for the Company's Common Stock at exercise or year-end, minus the exercise price.

Employment Contracts and Termination of Employment and Change in Control Arrangements

    Effective January 1, 1998, the Bank entered into employment agreements with Thomas E. Swanson, its President and Chief Executive Officer, Gary M. Youmans, Executive Vice President and Donald W. Murray, Executive Vice President and Chief Credit Officer. Effective July 1, 1998, the Bank entered into an employment agreement with L. Bruce Mills, Jr., Senior Vice President and Chief Financial Officer. Effective November 30, 1998, the Bank entered into an employment agreement with Barbara C. Ernst, Senior Vice President and Marketing Director. Effective September 1, 2000, the Bank entered into an employment agreement with F. Michael Patterson, Senior Vice President and Chief Administrative Officer. In general, these agreements provide for three year terms subject to an annual extension, such that the term of these agreements remain at three years. Base salaries for Messrs. Swanson, Mills, Murray, Patterson and Youmans and Madam Ernst for 2001 have been established as $170,000, $122,000, $125,000, $118,450, $110,000 and $85,000, respectively. The agreements also provide for discretionary bonuses. If the executive officer is terminated prior to a "Change in Control" but without cause, such executive officer will be entitled to a lump sum payment equal to nine months of compensation (12 months in the case of Mr. Swanson) at the base salary rate then in effect. After a "Change in Control", a termination without cause or a "resignation with good reason" within 24 months of such "Change in Control" of the executive officer will result in such executive officer being entitled to a lump sum payment equal to 18 months of compensation (24 months in the case of Mr. Swanson) at the base salary rate then in effect. The agreements define a "Change of Control" as including (i) a transfer of control of the Bank, (ii) any person becoming the beneficial owner of securities of the Bank representing 20% or more of the combined voting power of the Bank's outstanding securities, (iii) a change in the majority of directors of the Bank as a result of a contested election of directors, (iv) a merger, consolidation or sale of all or substantially all of the assets of the Bank, or (v) any change in the majority of the Board of Directors of the Bank during a two year period unless each new director is approved by two-thirds of the directors then in office who were directors at the beginning of such two year period.

Stock Performance Graph

    The following graph presents the cumulative, total return for the Company's Common Stock compared with the Nasdaq US Index, a broad market index of stocks traded in the Nasdaq National Market, and the Nasdaq Bank Index. The graph assumes the value of an investment in the Company's Common Stock, the Nasdaq US Index and the Nasdaq Bank Index each was $100 on July 31, 1997, when the Company became listed on Nasdaq, and that all dividends were reinvested. It should be noted that historical performance information is no guarantee of future performance.

Compliance with Section 16 of the Securities Exchange Act of 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and ten percent or more shareholders of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of the Company's equity securities. Officers, directors and ten percent or more shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all Section 16(a) filing requirements applicable to its executive officers, directors and beneficial owners of ten percent or more of the Company's equity securities appear to have been met except as follows: Director Deems filed one report late relating to one transaction in the Company's stock; Director Baker filed his initial form 3 late; Director and CEO Swanson filed one report late relating to one transaction in the Company's stock; Director LeFevre filed one report late relating to one transaction in the Company's stock; Executive Vice President Murray and Senior Vice Presidents Mills, Patterson and Ernst each filed one report late relating to options received in the Company's stock. These reports were subsequently filed.

Transactions with Management and Others

    There have been no transactions, or series of similar transactions, during 2000, or any currently proposed transaction, or series of similar transactions, to which the Company or the Bank was or is to be a party, in which the amount involved exceeded or will exceed $60,000 and in which any director (or nominee for director) of the Company, executive officer of the Company, any shareholder owning of record or beneficially 5% or more of the Company's Common Stock, or any member of the immediate family of any of the foregoing persons, had, or will have, a direct or indirect material interest.

Indebtedness of Management

    The Bank has had, and expects in the future to have banking transactions in the ordinary course of its business with many of the Bank's directors and officers and their associates, including transactions with corporations of which such persons are directors, officers or controlling shareholders, on substantially the same terms (including interest rates and collateral) as those prevailing for comparable transactions with others. Management believes that in 2000 such transactions comprising loans did not involve more than the normal risk of collectibility or present other unfavorable features. Loans to executive officers of the Bank are subject to limitations as to amount and purposes prescribed in part by the Federal Reserve Act, as amended, and other federal laws and regulations.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    The Company has not yet selected its independent public accountants for the fiscal year ending December 31, 2001, but intends to do so later this year. Deloitte and Touche LLP audited the Company's financial statements for the year ended December 31, 2000, and have been the Company's accountants since 1999. It is anticipated that a representative of Deloitte and Touche LLP will be present at the Company's Meeting and will be available to respond to appropriate questions from shareholders. All professional services rendered by Deloitte and Touche LLP during 2000 were furnished at customary rates and terms.

Fees Paid to Independent Auditors

    For 2000, the Audit Committee considered and deemed the services provided by Deloitte and Touche LLP, the Company's independent auditor, compatible with maintaining the principle accountant's independence. During the fiscal year ended December 31, 2000, fees paid to Deloitte and Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") consisted of the following:

Audit Fees

    Audit fees billed to the Company by Deloitte during 2000 for review of the Company's annual financial statements and those financial statements included in the quarterly reports on Form 10-QSB totaled $80,500.

Financial Information Systems Design and Implementation Fees

    Deloitte did not bill the Company for any fees related to financial information systems design and implementation during 2000.

All Other Fees

    Fees billed to the Company by Deloitte during 2000 for all other non-audit services including tax related services totaled $21,850.

PROPOSALS OF SHAREHOLDERS

    Under certain circumstances, shareholders are entitled to present proposals at shareholder meetings. Any such proposal to be included in the proxy statement for the Company's 2002 Annual Meeting of Shareholders must be submitted by a shareholder prior to December 20, 2001, in a form that complies with applicable regulation.

ANNUAL REPORT TO SHAREHOLDERS

    The Company's Annual Report to shareholders containing audited financial statements is included in this mailing to shareholders.

ANNUAL REPORT ON FORM 10-KSB

    Community Bancorp Inc. will provide you, without charge, a copy of its annual report for the year ended December 31, 2000 on Form 10-KSB, including financial statements and schedules, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. You may obtain a copy by writing to L. Bruce Mills, Community National Bank, 130 West Fallbrook Street, Fallbrook, CA 92028.

OTHER MATTERS

    The Board of Directors knows of no other matters which will be brought before the Meeting, but if such matters are properly presented to the Meeting, proxies solicited hereby will be voted in accordance with the judgment of the persons holding such proxies. All shares represented by duly executed proxies will be voted at the Meeting in accordance with the terms of such proxies.

COMMUNITY BANCORP INC.
Fallbrook, California April 20, 2001	By:	/s/ L. BRUCE MILLS, JR. L. Bruce Mills, Jr. Secretary

EXHIBIT "A"

AUDIT COMMITTEE CHARTER

    This Audit Committee Charter (Charter) has been adopted by the Board of Directors (the Board) of Community Bancorp Inc. (the Company). The Audit Committee of the Board (the Committee) shall review and reassess this charter annually and recommend any proposed changes to the Board for approval.

Role and Independence: Organization

    The Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company. It may also have such other duties as may from time to time be assigned to it by the Board. The membership of the Committee shall consist of at least three directors, who are each free of any relationship that, in the opinion of the Board, may interfere with such member's individual exercise of independent judgment. Each Committee member shall also meet the independence requirements for serving on audit committees, as set forth in the applicable rules of the Nasdaq. The Committee shall maintain free and open communication with the independent auditors, the Compliance Officer, the Contract Internal Auditors and Company management. In discharging its oversight role, the Committee is empowered to investigate any matter relating to the Company's accounting, auditing, internal control or financial reporting practices brought to its attention, with full access to all Company books, records, facilities and personnel. The Committee may retain outside counsel, auditors or other advisors.

    One member of the Committee shall be appointed as chair. The chair shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, and making regular reports to the Board. The chair will also maintain regular liaison with the CEO, CFO, the lead independent audit partner, the contract internal auditors and the Compliance Officer.

    The Committee shall meet at least four times a year, or more frequently as the Committee considers necessary. At least once each year the Committee shall have separate private meetings with the independent auditors, management and the Compliance Officer.

Responsibilities

    Although the Committee may wish to consider other duties from time to time, the general recurring activities of the Committee in carrying out its oversight role are described below. The Committee shall be responsible for:

  •
  Recommending to the Board the independent auditors to be retained to audit the financial statements of the Company. Such auditors are ultimately accountable to the Board and the Committee, as representatives of the shareholders.

    Evaluating, together with the Board and management, the performance of the independent auditors and, where appropriate, replacing such auditors.

  •
  Obtaining annually from the independent auditors a formal written statement describing all relationships between the auditors and the Company, consistent with Independence Standards Board Standard Number 1. The Committee shall actively engage in a dialogue with the independent auditors with respect to any relationships that may impact the objectivity and independence of the auditors and shall take, or recommend that the Board take, appropriate actions to oversee and satisfy itself as to the auditors' independence.

  •
  Reviewing the audited financial statements and discussing them with management and the independent auditors. These discussions shall include the matters required to be discussed under Statement of Auditing Standards No. 61 and consideration of the quality of the Company's accounting principles as applied in its financial reporting, including a review of particularly sensitive accounting estimates, reserves and accruals, judgmental areas, audit adjustments

    (whether or not recorded), and other such inquiries as the Committee or the independent auditors shall deem appropriate. Based on such review, the Committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-KSB (or the Annual Report to Shareholders, if distributed prior to the filing of the Form 10-KSB).

  •
  Issuing annually a report to be included in the Company's proxy statement as required by the rules of the Securities and Exchange Commission.

  •
  Overseeing the relationship with the independent auditors, including discussing with the auditors the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the Auditors full access to the Committee (and the Board) to report on any and all appropriate matters.

  •
  Discussing with a representative of management and the independent auditors: (1) the interim financial information contained in the Company's Quarterly Report on Form 10-QSB prior to its filing, (2) the earnings announcement prior to its release (if practicable), and (3) the results of the review of such information by the independent auditors. (These discussions may be held with the Committee as a whole or with the Committee chair in person or by telephone.)

  •
  Overseeing internal audit activities, including discussing with management and the internal auditors (or contract internal auditors) the internal audit function's organization, objectivity, responsibilities, plans, results, budget and staffing.

  •
  Discussing with management, the internal auditors (or contract internal auditors) and the Independent auditors the quality and adequacy of and compliance with the Company's internal controls.

  •
  Discussing with management and/or the Company's general counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company's financial statements, and any material reports or inquiries from regulatory or governmental agencies.

  •
  Reviewing the annual management letter (with the independent auditors).

  •
  Reviewing alleged fraudulent actions or violations of law reported by internal compliance programs or, under the terms of the Private Securities Litigation Reform Act of 1995, by the independent auditors.

  •
  Reviewing policies and procedures with respect to expense accounts of senior management.

  •
  Self-assessing the audit committee's performance.

    The Committee's job is one of oversight. Management is responsible for the preparation of the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee and the Board recognize that management (including the internal audit staff) and the independent auditors have more resources and time, and more detailed knowledge and information regarding the Company's accounting, auditing, internal control and financial reporting practices than the Committee does; accordingly the Committee's oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its shareholders and others.

EXHIBIT "B"

REPORT OF THE AUDIT COMMITTEE

    The Audit Committee ("Committee") of the Board of Directors is composed of four independent directors. The members of the Committee are: Directors Seale (Chairman), Baker, Kirkpatrick and LeFevre.

    The Committee held three (3) meetings during 2000. During the course of the year, the Committee reviewed its Charter, which was accepted by the Board of Directors without change.

    The Committee oversees the financial reporting process for Community Bancorp Inc. (the "Company") on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Committee reviewed the annual financial statements to be included in the Annual Report and Form 10-KSB.

    In accordance with Statements on Accounting Standards (SAS) No. 61, discussions were held with management and the independent auditors regarding the acceptability and the quality of the accounting principles used in the reports. These discussions included the clarity of the disclosures made therein, the underlying estimates and assumptions used in the financial reporting, and the reasonableness of the significant judgments and management decisions made in developing the financial statements. In addition, the Committee has discussed with the independent auditors their independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1.

    The Committee has also met and discussed with management and its independent auditors, issues related to the overall scope and objectives of the audits conducted, the internal controls used by the Company, and the selection of the Company's independent auditors.

    Pursuant to the reviews and discussions described above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000.

    Signed and adopted by the Audit Committee this 20th day of February, 2001.

/s/ COREY A. SEALE Committee Chairman
/s/ MARK N. BAKER Director/Committee Member
/s/ ROBERT H.S. KIRKPATRICK Director/Committee Member
/s/ E. STEVE LEFEVRE Director/Committee Member

REVOCABLE PROXY—COMMUNITY BANCORP INC.
ANNUAL MEETING OF SHAREHOLDERS — MAY 30, 2001

    The undersigned shareholder(s) of Community Bancorp Inc. (the "Company") hereby appoints, constitutes and nominates E. Steve LeFevre, Granger Haugh and Corey Seale, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at The Grand Tradition, 1602 South Mission Road, Fallbrook, California on Wednesday, May 30, 2001 at 6:00 p.m. local time, and any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

1.
ELECTION OF DIRECTORS. To elect the following ten (10) person to the Board of Directors of the Company to serve until the 2002 Annual Meeting of Shareholders and until their successors are elected:

Mark N. Baker	Gary W. Deems
G. Bruce Dunn	C. Granger Haugh
Robert H.S. Kirkpatrick	E. Steve LeFevre
Philip D. Oberhansley	Corey A. Seale
Thomas E. Swanson	Gary M. Youmans

/ /  FOR all nominees listed above (except as marked to the contrary)

/ /  WITHHOLD AUTHORITY to vote for all nominees listed above

A shareholder may withhold authority to vote for any nominees by lining through or otherwise striking out the name of such nominee.

2.
OTHER BUSINESS. To transact such other business as may properly come before the Meeting and any adjournment or adjournments thereof.

    The Board of Directors recommends a vote FOR each of the foregoing proposals. If any other business is properly presented at the Annual Meeting, this Proxy shall be voted in accordance with the judgement of the proxy holders. This Proxy also vests discretionary authority to cumulate votes. This Proxy is solicited on behalf of the Board of Directors and may be revoked prior to its use.

                      Date:

                      Signature(s)

                      Number of Shares

                      I (We) will / /    will not / /    attend the Annual Meeting in person

                      NOTE: Please sign your full name. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

QuickLinks

COMMUNITY BANCORP INC. PROXY STATEMENT THE MEETING
SECURITY OWNERSHIP OF MANAGEMENT
ELECTION OF DIRECTORS OF THE COMPANY
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
PROPOSALS OF SHAREHOLDERS
ANNUAL REPORT TO SHAREHOLDERS
ANNUAL REPORT ON FORM 10-KSB
OTHER MATTERS
EXHIBIT "A" AUDIT COMMITTEE CHARTER
EXHIBIT "B" REPORT OF THE AUDIT COMMITTEE